UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 13, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of SRM Entertainment, Inc. (the “Company”) reviewed and recommended approval that the Company enter into a new Employment Agreement (the “CFO Employment Agreement”) with Douglas McKinnon as Chief Financial Officer (the “CFO”). Following approval from the Compensation Committee and the Board, the Company entered into the CFO Employment Agreement on January 22, 2025 with an effective date of January 1, 2024 (the “Effective Date”), which cancels and supersedes Mr. McKinnon’s previous employment agreement with the Company as of the Effective Date. The CFO Employment Agreement is for an initial term of 3 years from the date thereof (the “Initial Term”) and automatically renews for successive 1-year periods (the “Renewal Term”).

Pursuant to the Employment Agreement, the Company will compensate Mr. McKinnon a base salary of $215,000. Thereafter, the base salary shall increase at the rate of at least ten percent (10%) on January 1 of each following year. The base salary will be paid in semi-monthly installments subject to customary withholding for federal, state, and local taxes and other normal and customary withholding items. For each additional Renewal Term, the salary will be a ten percent (10%) increase over the previous year’s salary.

An annual cash bonus for Mr. McKinnon’s work shall be set by the Board and Compensation Committee and may be paid, at the election of the CFO, in cash or shares of common stock.

The Company will grant a Restricted Share Award (“RSA”) of restricted shares of the Company’ common stock equal to the base salary to Mr. McKinnon and on January 1 of each year of the Initial Term or any Renewal Term thereafter, the Company shall grant him restricted shares pursuant to the Company’s Equity Incentive Plan (the “Plan”). Each RSA grant shall be fully vested upon grant. The RSA grants shall be subject to the terms of the Plan and any award agreement the Plan requires as a condition of the RSA grants.

As determined on a calendar year basis, the Company shall pay the CFO the following bonus payments (each a “Bonus”) when the Compensation Committee issues a written determination that management’s goals have been met which includes the target objective of the Company’s Chief Executive Officer (the “CEO”). The target bonus for the CFO shall be equal to 75% of the bonus paid to the CEO and determined by the Compensation Committee. The Bonus may be paid, at the election of Employee, in cash or shares of common stock (calculated at the fair market value of such shares as determined by the Board).

When the Compensation Committee makes a written determination that the Company’s market capitalization, based on the closing price on a national securities exchange on 30 (thirty) consecutive trading days, exceeds the thresholds set forth below, the Company shall make the following equity incentive grants:

Market Capitalization Goals	Value of Restricted Share Awards or Options to be Awarded
$50,000,000	$250,000
$100,000,000	$500,000
$500,000,000	$1,000,000

Each additional $500,000,000	$1,000,000

The foregoing summary of the CFO Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the CFO Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated January 22, 2025, by and between SRM Entertainment, Inc. and Douglas McKinnon
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: January 28, 2025	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer